UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2025, Nakamoto Holdings, Inc., a Delaware corporation (“Nakamoto”) and wholly-owned subsidiary of Kindly MD, Inc. (the “Company”), made a minority investment in Treasury B.V. (“Treasury”), a private limited liability company under the laws of the Netherlands (the “Minority Investment”). In connection with the Minority Investment, Nakamoto entered into a Private Deed of Issuance (the “Private Deed”) by and among Treasury, Stichting Administratiekantoor Treasury, a foundation under the laws of the Netherlands (“Stichting”), and Nakamoto, pursuant to which Treasury agreed to issue to Stichting 1,363,027 (the “Issuance”) ordinary shares of Treasury, par value EUR 0.01 (the “Shares”), in exchange for €12,835,870.08 (approximately $15.0 million). In connection with the Issuance, Stichting issued 1,363,027 depositary receipts, representing each of the Shares, to Nakamoto in exchange for a subscription price of approximately €9.42 (approximately $10.98) per depositary receipt, for an aggregate of €12,835,870.08 (approximately $15.0 million) to be paid directly to Treasury by Nakamoto in USD Coin (USDC).

Following the Minority Investment, Treasury intends to reverse list on Euronext Amsterdam N.V. (the “Reverse Listing”), through a merger with MKB Nedsense N.V. (“ListCo”). As a condition to the Minority Investment, Nakamoto was required to deliver a customary lock-up agreement to Treasury, pursuant to which Nakamoto agreed not to sell, transfer, pledge, assign, lend, grant any option over or otherwise dispose of, directly or indirectly, any securities of ListCo (“ListCo Securities”) received by Nakamoto in exchange for the depositary receipts, for a 90-day period pursuant to a phased release of the ListCo Securities, commencing on the effective date of the Reverse Listing. Further, Treasury will grant Nakamoto observer and consultations rights for Treasury’s Anchor Investment Committee, which Treasury established for the interim period prior to and until the Reverse Listing, composed of key investors who will be responsible for reviewing and approving material steps in the Reverse Listing. Upon consummation of the Reverse Listing, Treasury plans to establish a strategic advisory board and intends to appoint David Bailey, the Company’s Chief Executive Officer and Chairman of the Board, as a member.

In connection with the contemplated Reverse Listing, Treasury entered into (i) a definitive agreement for the purchase of Bitcoin Decentralized B.V., a private company with limited liability under the laws of the Netherlands (“Bitcoin BV”), and (ii) a media services and licensing agreement with BTC Media LLC, a Tennessee limited liability company (“BTC Media,” and (i) and (ii) collectively with the Minority Investment, the “Transaction”). Both agreements were negotiated on an arm's length basis and the Minority Investment was not a condition to either agreement.

The audit committee of the Company’s board of directors approved the Transaction pursuant to the Company’s Related Person Transaction Policy because (i) both Bitcoin BV and BTC Media are affiliates of BTC, Inc., a Delaware corporation (“BTC Inc.”), and (ii) David Bailey, the Company’s Chief Executive Officer and Chairman of the Board is an officer, director and equityholder of BTC Inc.; Tyler Evans, the Company’s Chief Investment Officer, is an officer, director and equityholder of BTC, Inc.; and Andrew Creighton, the Company’s Chief Commercial Officer, is an officer and equityholder of BTC, Inc.

The description of the Private Deed does not purport to be complete and is qualified in its entirety by reference to the full text of the Private Deed, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on September 3, 2025 announcing the Minority Investment, a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Private Deed, dated as of September 4, 2025, by and among Treasury, Stichting, and Nakamoto.
99.1	Press Release, dated as of September 3, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: September 4, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

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